SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2006

Skinvisible, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-25911	88-0344219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6320 S. Sandhill Road Suite 10, Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-433-7154

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On October 7, 2005, we entered into a Master Sales, Collaboration and Distribution Agreement (“Agreement”) with EMD Chemicals Inc. (“EMD”), a New York corporation. Under the terms of this Agreement, we granted EMD the exclusive right to distribute and sell our patented polymer delivery system, Invisicare®, for the cosmetics and personal care markets in the entire world. Part of the consideration on the Agreement is that we would grant EMD options to purchase shares of our common stock. The terms for the issuance of options were established and we executed a stock option agreement on February 27, 2006 where we granted EMD the option to purchase 5,817,525 shares of common stock at the exercise price of $0.172 per share exercisable until December 31, 2006. Assuming that all of the options are exercised by EMD, the gross proceeds received from the options will equal $1,000,614.

These options were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. EMD was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skinvisible, Inc.

/s/ Terry Howlett
Terry Howlett
Chief Executive Officer
Date: March 3, 2006